EXHIBIT 99.2

1505 Tyrell Lane, Boise, ID 83706

Tel: 208.424.1027 Fax: 208.424.1030

TRADING SYMBOLS:
In the U. S.: AMEX: HTM and in Canada: TSX: GTH	May 01, 2008

U.S. GEOTHERMAL COMPLETES ACQUISITION OF PRODUCING GEOTHERMAL
POWER PLANT AND ENERGY RIGHTS IN NEVADA

BOISE, Idaho – May 01, 2008 (AMEX: HTM, TSX: GTH) U.S. Geothermal Inc. (“U.S. Geothermal”), a renewable energy company focused on the production of electricity from geothermal energy, announced that it completed a transaction with Michael B. Stewart individually and Empire Geothermal Power LLC (“Empire”) (together “Seller”), and acquired a 3.6-megawatt operating geothermal power plant and approximately 28,358 acres (44.3 square miles) of geothermal energy leases and certain ground water rights all located north of Reno, Nevada.

The asset purchase transaction (the “Transaction”) was structured with an initial closing on April 1, 2008 and the final closing on April 30, 2008. The total Transaction purchase price was US$16.62 million. The Transaction assets are comprised of two locations: the San Emidio assets and the Granite Creek assets. The San Emidio assets are located in the San Emidio Desert, Washoe County, Nevada and include the geothermal power plant project, approximately 22,944 acres (35.9 square miles) of geothermal leases, and ground water rights used for cooling water. The Granite Creek assets are comprised of approximately 5,414 acres (8.5 square miles) of BLM geothermal leases located about 6 miles north of Gerlach, Nevada along a geologic structure known to host geothermal features including the Great Boiling Spring and the Fly Ranch Geyser.

The 3.6-megawatt geothermal power plant has been producing power since 1987 and sells electricity to Sierra Pacific Power Corp. (“Sierra”) under an existing power purchase agreement that extends through 2017. A March 2008 resource assessment of the San Emidio geothermal leases by independent experts Susan Petty and Dennis Trexler of Black Mountain Technology shows a total resource potential of 44 megawatts with a 90% probability factor.

About U.S. Geothermal:

U.S. Geothermal is a renewable energy development company that is operating geothermal power projects at Raft River, Idaho and San Emidio, Nevada and is exploring the Neal Hot Springs project in eastern Oregon.

Please visit our Website at: www.usgeothermal.com

Forward Looking Statements

The information provided in this news release may contain forward-looking statements within the definition of the Safe Harbor provisions of the US Private Securities Litigation Reform Act of 1995, including statements regarding the second closing of the assets, potential energy resources and projects, the potential benefits of the acquisition and performance estimates and development possibilities for Empire and Granite Creek. These

Website: www.usgeothermal.com	AMEX: HTM	TSX: GTH

statements are based on U.S. Geothermal Inc.'s current expectations and beliefs and are subject to a number of risks and uncertainties that can cause actual results to differ materially from those described, the need for additional financing, the uncertainties as to estimates and assumptions relied upon in the Petty/Trexler report and by management in assessing the potential of the Empire project, and the risks related to the exploration and development of geothermal resources. Readers are also cautioned to review the risk factors identified by the company in its filings with Canadian and US securities agencies. Forward-looking statements are based on management's expectations, beliefs and opinions on the date the statements are made. U.S. Geothermal Inc. assumes no obligation to update forward-looking statements if management's expectations, beliefs, or opinions, or other factors, should change.

FOR ADDITIONAL INFORMATION PLEASE CONTACT:

Saf Dhillon - Investor Relations	Melinda Keckler – Media Relations
U.S. Geothermal Inc.	Scott Peyron & Associates, Inc.
Tel: 866-687-7059	Tel: 208-388-3800
Fax: 604-688-9895	Fax: 208-388-8898
saf@usgeothermal.com	mkeckler@peyron.com

The TSX and American Stock Exchanges do not accept responsibility for the adequacy of this release.

U.S. Geothermal Inc.	1505 Tyrell Lane, Boise, ID 83706	208-424-1027
www.usgeothermal.com